NEWS RELEASE
July 23, 2026

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED JUNE 30, 2026

2nd Quarter 2026 Highlights:
•Net income was $97.9 million for the current quarter, an increase of $15.8 million, or 19 percent, from the prior quarter net income of $82.1 million and an increase of $45.1 million, or 85 percent, from the prior year second quarter net income of $52.8 million.
•Diluted earnings per share for the current quarter was $0.75 per share, an increase of $0.12 per share, or 19 percent, from the prior quarter diluted earnings per share of $0.63 and an increase of $0.30 per share, or 67 percent, from the prior year second quarter diluted earnings per share of $0.45.
•Operating diluted earnings per share1 for the current quarter was $0.76 per share, an increase of $0.06 per share, or 9 percent, from the prior quarter operating diluted earnings per share of $0.70 and an increase of $0.19 per share, or 33 percent, from the prior year second quarter operating diluted earnings per share of $0.57.
•Net interest income for the current quarter was $276 million, an increase of $7.8 million, or 3 percent, from the prior quarter net interest income of $269 million and an increase of $68.8 million, or 33 percent, from the prior year second quarter net interest income of $208 million.
•The loan portfolio of $21.364 billion at June 30, 2026 increased $330 million, or 6 percent annualized, from the prior quarter.
•Total average deposits of $24.539 billion for the current quarter increased $113 million, or 2 percent annualized, from the prior quarter average deposits.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.90 percent, an increase of 10 basis points from the prior quarter net interest margin of 3.80 percent and an increase of 69 basis points from the prior year second quarter net interest margin of 3.21 percent.
•The total earning assets yield of 5.14 percent in the current quarter increased 3 basis points from the prior quarter earning assets yield of 5.11 percent and increased 41 basis points from the prior year second quarter earning assets yield of 4.73 percent.
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

•The core deposit cost (including non-interest bearing deposits) of 1.18 percent in the current quarter decreased 2 basis points from the prior quarter core deposit cost of 1.20 percent and decreased 7 basis points from the prior year second quarter core deposit cost of 1.25 percent.
•The total cost of funding (including non-interest bearing deposits) of 1.33 percent in the current quarter decreased 7 basis points from the prior quarter total cost of funding of 1.40 percent and decreased 30 basis points from the prior year second quarter total cost of funding of 1.63 percent.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 165 consecutive quarterly dividends and has increased the dividend 49 times.

First Half 2026 Highlights:
•Net income for the first half of 2026 was $180 million, an increase of $72.7 million, or 68 percent, from the prior year first half net income of $107 million.
•Diluted earnings per share for the first half of 2026 was $1.38 per share, an increase of $0.45 per share, or 48 percent, from the prior year first half diluted earnings per share of $0.93.
•Operating diluted earnings per share for the first half of 2026 was $1.45 per share, an increase of $0.41 per share, or 39 percent, from the prior year first half of 2025 operating diluted earnings per share of $1.04.
•Net interest income for the first half of 2026 was $545 million, an increase of $148 million, or 37 percent, from the prior year first half net interest income of $398 million.
•The loan portfolio increased $2.831 billion, or 15 percent, from the prior year second quarter.
•Total deposits increased $3.026 billion, or 14 percent, from the prior year second quarter.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first half of 2026 was 3.85 percent, an increase of 73 basis points from the prior year first half net interest margin of 3.12 percent.
•The Company completed the core system conversion of Guaranty Bancshares, Inc., the bank holding company for Guaranty Bank & Trust, N.A. (collectively, “Guaranty”). Guaranty was acquired on October 1, 2025 with total assets of $3.357 billion.
•Dividends declared in the first half of 2026 were $0.66 per share.

Financial Summary

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands, except per share and market data)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Performance results
Net income	$97,862	82,144	52,781	180,006	107,349
Basic earnings per share	$0.75	0.63	0.45	1.38	0.93
Diluted earnings per share	$0.75	0.63	0.45	1.38	0.93
Operating diluted earnings per share (non-GAAP) [1]	$0.76	0.70	0.57	1.45	1.04
Dividends declared per share	$0.33	0.33	0.33	0.66	0.66
Market value per share
Closing	$51.58	44.67	43.08	51.58	43.08
High	$52.16	53.99	44.70	53.99	52.81
Low	$44.26	41.87	36.76	41.87	36.76
Selected ratios and other data
Number of common stock shares outstanding	130,202,054	130,124,378	118,550,475	130,202,054	118,550,475
Average outstanding shares - basic	130,167,496	130,052,858	116,890,776	130,110,494	115,180,489
Average outstanding shares - diluted	130,346,888	130,242,765	116,918,290	130,283,236	115,244,550
Return on average assets (annualized)	1.25%	1.05%	0.74%	1.15%	0.77%
Return on average equity (annualized)	9.13%	7.82%	6.13%	8.48%	6.44%
Efficiency ratio	56.65%	63.05%	62.08%	59.79%	63.72%
Operating efficiency ratio (non-GAAP) [1]	56.21%	59.25%	61.19%	57.70%	63.49%
Loan to deposit ratio	86.84%	85.18%	85.91%	86.84%	85.91%
Number of full time equivalent employees	4,125	4,139	3,665	4,125	3,665
Number of locations	282	282	247	282	247
Number of ATMs	339	337	300	339	300
______________________________
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

KALISPELL, Mont., Jul 23, 2026 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $97.9 million for the current quarter, an increase of $15.8 million, or 19 percent, from the prior quarter net income of $82.1 million and an increase of $45.1 million, or 85 percent, from the prior year second quarter net income of $52.8 million. Diluted earnings per share for the current quarter was $0.75 per share, an increase of $0.12 per share, or 19 percent, from the prior quarter diluted earnings per share of $0.63 and an increase of $0.30 per share, or 67 percent, from the prior year second quarter diluted earnings per share of $0.45. Operating diluted earnings per share for the current quarter was $0.76 per share, an increase of $0.06 per share, or 9 percent, from the prior quarter operating diluted earnings per share of $0.70 and an increase of $0.19 per share, or 33 percent, from the prior year second quarter operating diluted earnings per share of $0.57. The current quarter included $1.6 million in acquisition-related expenses, $2.5 million of compensation from acquisition-related employment agreements and $2.6 million of gains from the sale of former branch facilities and disposal of fixed assets. “We delivered another strong quarter, with record net income, continued net interest margin expansion and solid loan growth,” said Randy Chesler, President and Chief Executive Officer. “Our performance reflects the strength of our diversified community banking model, disciplined balance sheet management and the continued customer focus of our teams across the franchise.”

Net income for the first half of 2026 was $180 million, an increase of $72.7 million, or 68 percent, from the prior year first half net income of $107 million which was driven primarily by the increase in net interest income from the improvement in the net interest margin. Diluted earnings per share for the first half of 2026 was $1.38 per share, an increase of $0.45 per share, or 48 percent, from the prior year first half diluted earnings per share of $0.93. Operating diluted earnings per share for the first half of 2026 was $1.45 per share, an increase of $0.41 per share, or 39 percent, from the prior year first half of 2025 operating diluted earnings per share of $1.04.

Asset Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Cash and cash equivalents	$1,056,679	1,385,237	1,235,261	915,507	(328,558)	(178,582)	141,172
Debt securities, available-for-sale	3,482,725	3,585,531	4,007,512	4,024,980	(102,806)	(524,787)	(542,255)
Debt securities, held-to-maturity	3,004,758	3,058,662	3,110,216	3,206,133	(53,904)	(105,458)	(201,375)
Total debt securities	6,487,483	6,644,193	7,117,728	7,231,113	(156,710)	(630,245)	(743,630)
Loans receivable [1]
Residential real estate	2,111,683	2,167,860	2,457,907	1,931,554	(56,177)	(346,224)	180,129
Commercial real estate	14,155,059	13,918,178	13,565,512	11,935,109	236,881	589,547	2,219,950
Other commercial	3,615,240	3,466,863	3,497,829	3,303,889	148,377	117,411	311,351
Home equity	1,054,110	1,048,971	977,206	975,429	5,139	76,904	78,681
Other consumer	427,631	431,791	429,342	386,759	(4,160)	(1,711)	40,872
Loans receivable	21,363,723	21,033,663	20,927,796	18,532,740	330,060	435,927	2,830,983
Allowance for credit losses	(260,025)	(255,771)	(255,319)	(226,799)	(4,254)	(4,706)	(33,226)
Loans receivable, net	21,103,698	20,777,892	20,672,477	18,305,941	325,806	431,221	2,797,757
Other assets	2,951,141	2,926,760	2,952,597	2,552,422	24,381	(1,456)	398,719
Total assets	$31,599,001	31,734,082	31,978,063	29,004,983	(135,081)	(379,062)	2,594,018
______________________________
1     In connection with the Guaranty core system conversion, Guaranty loans were reclassified in the prior quarter to conform to the Company’s classifications. There were approximately $236 million of loans reclassified from residential loans into other categories, the majority of which were reclassified to commercial real estate loans.

Total debt securities of $6.487 billion at June 30, 2026 decreased $157 million, or 2 percent, during the current quarter and decreased $744 million, or 10 percent, from the prior year second quarter. The Company selectively purchased debt securities during the current quarter with the Company’s excess liquidity position. Debt securities represented 21 percent of total assets at June 30, 2026 and March 31, 2026 compared to 25 percent at June 30, 2025.

The loan portfolio of $21.364 billion at June 30, 2026 increased $330 million, or 6 percent annualized, from the prior quarter. The loan portfolio increased $2.831 billion, or 15 percent, from the prior year second quarter. Excluding the Guaranty acquisition on October 1, 2025, the loan portfolio organically increased $728 million, or 4 percent, from the prior year second quarter.

Credit Quality Summary

	At or for the Six Months ended	At or for the Three Months ended	At or for the Year ended	At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Allowance for credit losses
Balance at beginning of period	$255,319	255,319	206,041	206,041
Acquisitions	—	—	154	35
Provision for credit losses	13,639	3,514	61,846	24,163
Charge-offs	(11,562)	(4,186)	(18,682)	(7,236)
Recoveries	2,629	1,124	5,960	3,796
Balance at end of period	$260,025	255,771	255,319	226,799
Provision for credit losses
Loan portfolio	$13,639	3,514	61,846	24,163
Unfunded loan commitments	(1,220)	2,550	9,554	3,918
Total provision for credit losses	$12,419	6,064	71,400	28,081
Other real estate owned	$1,219	1,417	284	1,737
Other foreclosed assets	322	193	127	142
Accruing loans 90 days or more past due	15,867	13,470	5,997	11,371
Non-accrual loans	74,441	64,415	62,487	35,356
Total non-performing assets	$91,849	79,495	68,895	48,606
Non-performing assets as a percentage of subsidiary assets	0.29%	0.25%	0.22%	0.17%
Allowance for credit losses as a percentage of non-performing loans	288%	328%	373%	485%
Allowance for credit losses as a percentage of total loans	1.22%	1.22%	1.22%	1.22%
Net charge-offs as a percentage of total loans	0.04%	0.02%	0.06%	0.02%
Accruing loans 30-89 days past due	$65,483	91,760	78,826	54,403
U.S. government guarantees included in non-performing assets	$7,497	8,066	8,733	2,651

Early stage delinquencies (accruing loans 30-89 days past due) of $65.5 million at June 30, 2026 decreased $26.3 million from the prior quarter and increased $11.1 million from the prior year second quarter. Early stage delinquencies as a percentage of loans at June 30, 2026 were 0.31 percent compared to 0.44 percent for the prior quarter and 0.29 percent for the prior year second quarter. Non-performing assets of $91.8 million at June 30, 2026 increased $12.4 million, or 16 percent, over the prior quarter and increased $43.2 million, or 89 percent, over the prior year second quarter.

The current quarter provision for credit loss expense of $6.4 million included $10.1 million of credit loss expense on loans and $3.7 million of credit loss benefit on unfunded loan commitments. The allowance for credit losses (“ACL”) on loans as a percentage of total loans outstanding was 1.22 percent at each of June 30, 2026, December 31, 2025 and June 30, 2025. Loan portfolio growth, composition, credit quality considerations, economic forecasts, actual results, and other environmental factors will continue to determine the level of the ACL on loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Second quarter 2026	$10,125	$5,871	1.22%	0.31%	0.29%
First quarter 2026	3,514	3,062	1.22%	0.44%	0.25%
Fourth quarter 2025	32,491	6,368	1.22%	0.38%	0.22%
Third quarter 2025	5,192	2,914	1.22%	0.21%	0.19%
Second quarter 2025	18,009	1,645	1.22%	0.29%	0.17%
First quarter 2025	6,154	1,795	1.22%	0.27%	0.14%
Fourth quarter 2024	6,041	5,170	1.19%	0.19%	0.10%
Third quarter 2024	6,981	2,766	1.19%	0.33%	0.10%

Net charge-offs for the current quarter were $5.9 million compared to $3.1 million in the prior quarter and $1.6 million for the prior year second quarter. The current quarter net charge-offs included $2.8 million in deposit overdraft net charge-offs and $3.1 million of net loan charge-offs.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on the regulatory classification of loans is provided in the tables at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Deposits
Non-interest bearing deposits	$7,423,439	7,427,280	7,314,779	6,593,728	(3,841)	108,660	829,711
NOW and DDA accounts	6,192,363	6,217,728	6,236,551	5,747,388	(25,365)	(44,188)	444,975
Savings accounts	3,169,141	3,193,293	3,158,939	2,956,387	(24,152)	10,202	212,754
Money market deposit accounts	4,132,820	4,049,361	3,948,201	3,089,115	83,459	184,619	1,043,705
Certificate accounts	3,732,971	3,851,209	3,928,550	3,238,576	(118,238)	(195,579)	494,395
Core deposits, total	24,650,734	24,738,871	24,587,020	21,625,194	(88,137)	63,714	3,025,540
Wholesale deposits	3,383	3,000	4,076	3,308	383	(693)	75
Deposits, total	24,654,117	24,741,871	24,591,096	21,628,502	(87,754)	63,021	3,025,615
Repurchase agreements	1,952,501	2,085,623	2,084,113	1,976,228	(133,122)	(131,612)	(23,727)
Deposits and repurchase agreements, total	26,606,618	26,827,494	26,675,209	23,604,730	(220,876)	(68,591)	3,001,888
Federal Home Loan Bank advances	—	—	440,000	1,255,088	—	(440,000)	(1,255,088)
Other borrowed funds	52,880	51,564	51,473	62,366	1,316	1,407	(9,486)
Finance lease liabilities	31,606	31,209	28,808	19,405	397	2,798	12,201
Subordinated debentures	188,573	188,032	187,492	157,127	541	1,081	31,446
Other liabilities	406,302	387,284	381,260	374,003	19,018	25,042	32,299
Total liabilities	$27,285,979	27,485,583	27,764,242	25,472,719	(199,604)	(478,263)	1,813,260

Total deposits of $24.654 billion at June 30, 2026 decreased $87.8 million, or 35 basis points, during the current quarter and increased $3.026 billion, or 14 percent, from the prior year second quarter. Excluding the Guaranty acquisition, total deposits organically increased $319 million, or 1 percent, from the prior year second quarter.

Non-interest bearing deposits of $7.423 billion at June 30, 2026 decreased $3.8 million, or 5 basis points, from the prior quarter and increased $830 million, or 13 percent, from the prior year second quarter. Non-interest bearing deposits represented 30 percent of total deposits at June 30, 2026, March 31, 2026 and June 30, 2025.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Common equity	$4,484,316	4,424,548	4,380,931	3,770,919	59,768	103,385	713,397
Accumulated other comprehensive loss	(171,294)	(176,049)	(167,110)	(238,655)	4,755	(4,184)	67,361
Total stockholders’ equity	4,313,022	4,248,499	4,213,821	3,532,264	64,523	99,201	780,758
Goodwill and intangibles, net	(1,473,954)	(1,478,753)	(1,483,552)	(1,186,350)	4,799	9,598	(287,604)
Tangible stockholders’ equity (non-GAAP) [1]	$2,839,068	2,769,746	2,730,269	2,345,914	69,322	108,799	493,154

Stockholders’ equity to total assets	13.65%	13.39%	13.18%	12.18%
Tangible stockholders’ equity to total tangible assets (non-GAAP) [1]	9.42%	9.15%	8.95%	8.43%
Book value per common share	$33.13	32.65	32.42	29.80	0.48	0.71	3.33
Tangible book value per common share (non-GAAP) [1]	$21.81	21.29	21.01	19.79	0.52	0.80	2.02
______________________________
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

Tangible stockholders’ equity of $2.839 billion at June 30, 2026 increased $69 million, or 3 percent, compared to the prior quarter and was primarily due to earnings retention. Tangible stockholders’ equity increased $493 million, or 21 percent, from the prior year second quarter and was primarily due to $560 million of Company stock issued in connection with the Guaranty acquisition, earnings retention and a $67 million decrease in other comprehensive loss. The increase was partially offset by the increase in goodwill and core deposit intangible associated with the Guaranty acquisition. Tangible book value per common share of $21.81 at the current quarter end increased $0.52 per share, or 2 percent, from the prior quarter and increased $2.02 per share, or 10 percent, from the prior year second quarter.

Cash Dividends
On June 23, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable July 16, 2026 to shareholders of record on July 7, 2026. The dividend was the Company’s 165th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended June 30, 2026
Compared to March 31, 2026 and June 30, 2025

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2025
Net interest income
Interest income	$365,220	362,337	308,115	2,883	57,105
Interest expense	88,792	93,660	100,499	(4,868)	(11,707)
Total net interest income	276,428	268,677	207,616	7,751	68,812
Non-interest income
Deposit service charges and other fees	16,351	15,265	13,910	1,086	2,441
Payment services	12,012	11,368	10,457	644	1,555
Miscellaneous loan fees and charges	2,558	2,279	1,890	279	668
Gain on sale of loans	5,007	5,108	4,273	(101)	734
Gain (loss) on sale of securities	—	—	—	—	—
Other income	5,173	4,062	2,414	1,111	2,759
Total non-interest income	41,101	38,082	32,944	3,019	8,157
Total income	$317,529	306,759	240,560	10,770	76,969
Net interest margin (tax-equivalent)	3.90%	3.80%	3.21%
Core net interest margin (tax-equivalent) (non-GAAP) [1]	3.86%	3.73%	3.18%
______________________________
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

Net Interest Income
Net interest income of $276 million for the current quarter increased $7.8 million, or 3 percent, from the prior quarter net interest income of $269 million and increased $68.8 million, or 33 percent, from the prior year second quarter net interest income of $208 million. The current quarter interest income of $365 million increased $2.9 million, or 1 percent, over the prior quarter and increased $57.1 million, or 19 percent, over the prior year second quarter and was primarily driven by both increased loans and increased interest rates on the loan portfolio. The loan yield of 6.12 percent in the current quarter decreased 4 basis points from the prior quarter loan yield of 6.16 percent and was principally due to a 3 basis points decrease in loan discount accretion and a 2 basis points decrease in non-accrual loan interest reversal. The core loan yield of 6.06 percent in the current quarter increased 1 basis point from the prior quarter core loan yield of 6.05 percent. The loan yield increased 26 basis points from the prior year second quarter loan yield of 5.86 percent.

The current quarter interest expense of $88.8 million decreased $4.9 million, or 5 percent, from the prior quarter, and decreased $11.7 million, or 12 percent, from the prior year second quarter primarily due to a decrease in interest rates on deposits and a decrease in higher cost borrowings. Core deposit cost (including non-interest bearing deposits) decreased to 1.18 percent in the current quarter compared to 1.20 percent in the prior quarter and 1.25 percent in the prior year second quarter. The total funding cost (including non-interest bearing deposits) decreased to 1.33 percent in the current quarter compared to 1.40 percent in the prior quarter and 1.63 percent in the prior year second quarter.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.90 percent, an increase of 10 basis points from the prior quarter net interest margin of 3.80 percent and was primarily driven by the shift in the earning assets mix to higher yielding loans and a decrease in high cost borrowings. The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter increased 69 basis points from the prior year second quarter net interest margin of 3.21 percent and was primarily driven by the increase in loan yields, the shift in the earning assets mix to higher yielding loans and the decrease in high cost borrowings. Core net interest margin was 3.86 percent in the current quarter compared to 3.73 percent in the prior quarter and 3.18 percent in the prior year second quarter. “The Company’s net interest margin increased for the tenth consecutive quarter,” said Ron Copher, Chief Financial Officer. “The continued increase in the earning assets yield combined with decreases in core deposit costs and wholesale funding contributed to the 10 basis points increase in the net interest margin as it expanded to 3.90 percent in the current quarter.”

Non-interest Income
Non-interest income for the current quarter totaled $41.1 million, which was an increase of $3.0 million, or 8 percent, over the prior quarter. Non-interest income increased $8.2 million, or 25 percent, over the prior year second quarter. Deposit service charges and other fees of $16.4 million for the current quarter increased $1.1 million, or 7 percent, compared to the prior quarter and increased $2.4 million, or 18 percent, from the prior year second quarter. Payment services of $12.0 million for the current quarter increased $644 thousand, or 6 percent, from the prior quarter and increased $1.6 million, or 15 percent, over the prior year second quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Mar 31, 2026	Jun 30, 2025
Compensation and employee benefits	$116,299	115,770	94,355	529	21,944
Occupancy and equipment	15,661	15,682	12,558	(21)	3,103
Advertising and promotions	5,092	5,256	4,394	(164)	698
Data processing	12,380	13,273	9,883	(893)	2,497
Other real estate owned and foreclosed assets	83	206	26	(123)	57
Regulatory assessments and insurance	5,506	6,403	5,847	(897)	(341)
Intangibles amortization	4,799	4,799	3,624	—	1,175
Other expenses	26,880	39,140	24,432	(12,260)	2,448
Total non-interest expense	$186,700	200,529	155,119	(13,829)	31,581

Total non-interest expense of $187 million for the current quarter decreased $13.8 million, or 7 percent, over the prior quarter. Total non-interest expense increased $31.6 million, or 20 percent, over the prior year second quarter and was primarily driven by increased costs from the acquired banks.

Compensation and employee benefits of $116 million for the current quarter increased by $529 thousand, or 46 basis points, over the prior quarter. Compensation and employee benefits increased $21.9 million, or 23 percent, from the prior year second quarter and was primarily driven by annual salary increases and increases in staffing levels from the acquired banks. Other expenses of $26.9 million decreased $12.3 million, or 31 percent, from the prior quarter and was primarily driven by $7.3 million of decreased acquisition-related expenses and a $3.1 million increase in gains from the sale of former branch facilities and disposal of fixed assets.

Acquisition-related expense was $1.6 million in the current quarter compared to $8.9 million in the prior quarter and $3.2 million in the prior year second quarter. In addition, compensation and employee benefits included $2.5 million of expense attributable to acquisition-related employment agreements in the current quarter compared to $2.8 million in the prior quarter and $544 thousand in the prior year second quarter.

Federal and State Income Tax Expense
Tax expense during the second quarter of 2026 was $26.6 million, an increase of $8.6 million, or 48 percent, compared to the prior quarter and an increase of $14.2 million, or 115 percent, from the prior year second quarter. The effective tax rate in the current quarter was 21.4 percent compared to 18.0 percent in the prior quarter and 19.02 percent in the prior year second quarter. The higher tax expense and higher effective tax rate in the current quarter compared to the prior quarter was primarily driven by an increase in pre-tax income and a decrease in federal tax credits. The higher tax expense and higher effective tax rate compared to prior year second quarter was primarily due to an increase in pre-tax income.

Efficiency Ratio
The efficiency ratio was 56.65 percent in the current quarter compared to 63.05 percent in the prior quarter and 62.08 percent in the prior year second quarter. The decrease from the prior quarter was primarily driven by the combination of a decrease in non-interest expense and an increase in net interest income. The decrease from the prior year second quarter was primarily due to the increase in net interest income which outpaced the increase in non-interest expense.

Operating Results for Six Months Ended June 30, 2026
Compared to June 30, 2025

Income Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2026	Jun 30, 2025	$ Change	% Change
Net interest income
Interest income	$727,557	$598,040	$129,517	22%
Interest expense	182,452	200,445	(17,993)	(9)%
Total net interest income	545,105	397,595	147,510	37%
Non-interest income
Deposit service charges and other fees	31,616	27,125	4,491	17%
Payment Services	23,380	19,785	3,595	18%
Miscellaneous loan fees and charges	4,837	3,581	1,256	35%
Gain on sale of loans	10,115	8,584	1,531	18%
Gain (loss) on sale of securities	—	—	—	N/A
Other income	9,235	6,511	2,724	42%
Total non-interest income	79,183	65,586	13,597	21%
Total Income	$624,288	$463,181	$161,107	35%
Net interest margin (tax-equivalent)	3.85%	3.12%
Core net interest margin (tax-equivalent) (non-GAAP) [1]	3.79%	3.08%
______________________________
1 Represents a non-GAAP financial measure. Supplemental “Non-GAAP Financial Measures and Reconciliations” tables are provided to reconcile the most directly comparable financial measure calculated and presented in accordance with GAAP.

Net Interest Income
Net interest income of $545 million for the first half of 2026 increased $148 million, or 37 percent, from the first half of the prior year and was primarily driven by increased interest income and decreased interest expense. Interest income of $728 million for the first half of 2026 increased $130 million, or 22 percent, from the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 6.14 percent during the first half of 2026, an increase of 32 basis points from the prior year first half loan yield of 5.82 percent.

Interest expense of $182 million for the first half of 2026 decreased $18.0 million, or 9 percent, over the same period in the prior year and was primarily the result of lower interest rates on deposits and a decrease in higher cost borrowings. Core deposit cost (including non-interest bearing deposits) was 1.19 percent for the first half of 2026, which was a decrease of 6 basis points over the first half of the prior year core deposit cost of 1.25 percent. The total funding cost (including non-interest bearing deposits) for the first half of 2026 was 1.36 percent, which was a decrease of 29 basis points over the first half of the prior year funding cost of 1.65 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first half of 2026 was 3.85 percent, a 73 basis points increase from the net interest margin of 3.12 percent for the first half of the prior year. Core net interest margin during the first half of 2026 was 3.79 percent compared to 3.08 percent in the prior year first half. The increase in net interest margin from the prior year was primarily driven by a 32 basis points increase in loan yields and a 29 basis points decrease in total funding costs combined with a shift in earning asset mix to higher yielding loans and a shift in funding liabilities to lower cost deposits.

Non-interest Income
Non-interest income of $79.2 million for the first half of 2026 increased $13.6 million, or 21 percent, over the first half of the prior year and was primarily driven by increased income from the acquired banks. Deposit service charges and other fees of $31.6 million for the first half of 2026 increased $4.5 million, or 17 percent, over the first half of the prior year. Payment services of $23.4 million for the first half of 2026 increased by $3.6 million, or 18 percent, over the first half of the prior year.

Non-interest Expense Summary

	Six Months ended
(Dollars in thousands)	Jun 30, 2026	Jun 30, 2025	$ Change	% Change
Compensation and employee benefits	$232,069	$185,798	$46,271	25%
Occupancy and equipment	31,343	24,852	6,491	26%
Advertising and promotions	10,348	8,538	1,810	21%
Data processing	25,653	19,021	6,632	35%
Other real estate owned and foreclosed assets	289	89	200	225%
Regulatory assessments and insurance	11,909	11,381	528	5%
Core deposit intangibles amortization	9,598	6,894	2,704	39%
Other expenses	66,020	49,864	16,156	32%
Total non-interest expense	$387,229	$306,437	$80,792	26%

Total non-interest expense of $387 million for the first half of 2026 increased $80.8 million, or 26 percent, over the first half of the prior year and was primarily driven by increased costs from the acquired banks. Compensation and employee benefits expense of $232 million in the first half of 2026 increased $46.3 million, or 25 percent, over the first half of the prior year and was primarily driven by annual salary increases and staffing increases from acquisitions. Occupancy and equipment expense of $31.3 million in the first half of 2026 increased $6.5 million, or 26 percent, over the first half of the prior year primarily due to increased costs from the acquired banks. Data processing expense of $25.7 million in the first half of 2026 increased $6.6 million, or 35 percent, over the first half of the prior year primarily due to increased costs from the acquired banks. Other expenses of $66.0 million for the first half of 2026 increased $16.2 million, or 32 percent, from the first half of the prior year and was primarily driven by an increase in acquisition-related expenses.

Acquisition-related expense was $10.5 million in the first half of the current year compared to $3.8 million in the prior year first half. In addition, compensation and employee benefits included $5.2 million of expense attributable to acquisition-related employment agreements in the first half of the current year compared to $795 thousand in the first half of the prior year.

Provision for Credit Losses
The provision for credit loss expense was $12.4 million for the first half of 2026, a decrease of $15.7 million, or 56 percent, over the same period in the prior year. Included in the first half of the prior year provision for credit losses was $16.7 million from the acquisition of Bank of Idaho. Net charge-offs for the first half of 2026 were $8.9 million compared to $3.4 million in the first half of 2025.

Federal and State Income Tax Expense
Tax expense of $44.6 million for the first half of 2026 increased $23.3 million, or 109 percent, over the same period in the prior year. The effective tax rate for the first half of 2026 was 19.9 percent compared to 16.6 percent for the same period in the prior year. The increase in tax expense and the increase in the effective tax rate was the primarily the result of an increase in the pre-tax income.

Efficiency Ratio
The efficiency ratio was 59.79 percent for the first half of 2026 compared to 63.72 percent for the same period of 2025. The decrease from the prior year was primarily attributable to the increase in net interest income that outpaced the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including the possibility of increases in FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increases or changes in banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact on the economy of an uncertain interest rate environment, inflationary pressures, recently passed legislation and the potential for significant additional changes in economic and trade policies in the current administration;
•risks to the Company’s business and the business of the Company’s customers arising from current or future tariffs or other trade restrictions, labor or supply chain issues, change in labor force, or geopolitical instability, including the wars in Iran and Ukraine, further conflicts in the Middle East, and potential for future conflicts or disruptions in other parts of the world;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate acquisitions;
•costs or difficulties related to the completion and integration of future or recently completed acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants, additional competition from internet-based financial institutions operating nationally, or further consolidation in the financial services industry, resulting in increased competition, including the creation of larger competitors with greater financial resources;
•risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks related to rapidly evolving artificial intelligence technologies;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;

•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in any of the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.
The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, July 24, 2026. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register-conf.media-server.com/register/BIa64d0770f93544c4992aa6382dbe6242. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/53sx3j3i.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its nine state footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Guaranty Bank & Trust (Mount Pleasant, TX), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Non-GAAP Financial Measures
Certain financial measures and ratios the Company presents are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is provided in the tables within this press release. The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain income, expense, or intangible items that the Company believes are not indicative of its primary business operating results.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and investors should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures presented may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Assets
Cash on hand and in banks	$353,748	350,801	321,526	375,398
Interest bearing cash deposits	702,931	1,034,436	913,735	540,109
Cash and cash equivalents	1,056,679	1,385,237	1,235,261	915,507
Debt securities, available-for-sale	3,482,725	3,585,531	4,007,512	4,024,980
Debt securities, held-to-maturity	3,004,758	3,058,662	3,110,216	3,206,133
Total debt securities	6,487,483	6,644,193	7,117,728	7,231,113
Loans held for sale, at fair value	45,145	41,652	39,186	47,738
Loans receivable	21,363,723	21,033,663	20,927,796	18,532,740
Allowance for credit losses	(260,025)	(255,771)	(255,319)	(226,799)
Loans receivable, net	21,103,698	20,777,892	20,672,477	18,305,941
Premises and equipment, net	493,497	492,031	486,184	426,801
Right-of-use assets, net	76,428	76,344	75,574	56,525
Other real estate owned and foreclosed assets	1,541	1,610	411	1,879
Accrued interest receivable	120,254	122,795	120,092	108,286
Deferred tax asset	102,902	103,863	101,337	114,528
Intangibles, net	95,671	100,470	105,269	64,949
Goodwill	1,378,283	1,378,283	1,378,283	1,121,401
Federal Home Loan Bank stock, at cost	21,244	21,524	42,764	76,990
Bank-owned life insurance	235,984	236,540	235,090	191,623
Other assets	380,192	351,648	368,407	341,702
Total assets	$31,599,001	31,734,082	31,978,063	29,004,983
Liabilities
Non-interest bearing deposits	$7,423,439	7,427,280	7,314,779	6,593,728
Interest bearing deposits	17,230,678	17,314,591	17,276,317	15,034,774
Securities sold under agreements to repurchase	1,952,501	2,085,623	2,084,113	1,976,228
FHLB advances	—	—	440,000	1,255,088
Other borrowed funds	52,880	51,564	51,473	62,366
Finance lease liabilities	31,606	31,209	28,808	19,405
Subordinated debentures	188,573	188,032	187,492	157,127
Accrued interest payable	29,542	30,512	32,786	27,973
Operating lease liabilities	51,320	51,457	52,869	42,274
Other liabilities	325,440	305,315	295,605	303,756
Total liabilities	27,285,979	27,485,583	27,764,242	25,472,719
Commitments and Contingent Liabilities	—	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,302	1,301	1,300	1,186
Paid-in capital	3,229,635	3,224,619	3,220,064	2,655,894
Retained earnings - substantially restricted	1,253,379	1,198,628	1,159,567	1,113,839
Accumulated other comprehensive loss	(171,294)	(176,049)	(167,110)	(238,655)
Total stockholders’ equity	4,313,022	4,248,499	4,213,821	3,532,264
Total liabilities and stockholders’ equity	$31,599,001	31,734,082	31,978,063	29,004,983

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Six Months ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest Income
Investment securities	$42,890	45,126	44,148	88,016	89,794
Residential real estate loans	30,104	33,708	25,361	63,812	49,636
Commercial loans	266,123	258,616	214,816	524,739	412,204
Consumer and other loans	26,103	24,887	23,790	50,990	46,406
Total interest income	365,220	362,337	308,115	727,557	598,040
Interest Expense
Deposits	71,972	72,251	65,569	144,223	128,434
Securities sold under agreements to repurchase	13,227	13,619	14,109	26,846	27,842
Federal Home Loan Bank advances	—	4,226	17,806	4,226	38,525
Other borrowed funds	455	443	400	898	802
Subordinated debentures	3,138	3,121	2,615	6,259	4,842
Total interest expense	88,792	93,660	100,499	182,452	200,445
Net Interest Income	276,428	268,677	207,616	545,105	397,595
Provision for credit losses	6,355	6,064	20,267	12,419	28,081
Net interest income after provision for credit losses	270,073	262,613	187,349	532,686	369,514
Non-Interest Income
Deposit service charges and other fees	16,351	15,265	13,910	31,616	27,125
Payment services	12,012	11,368	10,457	23,380	19,785
Miscellaneous loan fees and charges	2,558	2,279	1,890	4,837	3,581
Gain on sale of loans	5,007	5,108	4,273	10,115	8,584
Gain (loss) on sale of securities	—	—	—	—	—
Other income	5,173	4,062	2,414	9,235	6,511
Total non-interest income	41,101	38,082	32,944	79,183	65,586
Non-Interest Expense
Compensation and employee benefits	116,299	115,770	94,355	232,069	185,798
Occupancy and equipment	15,661	15,682	12,558	31,343	24,852
Advertising and promotions	5,092	5,256	4,394	10,348	8,538
Data processing	12,380	13,273	9,883	25,653	19,021
Other real estate owned and foreclosed assets	83	206	26	289	89
Regulatory assessments and insurance	5,506	6,403	5,847	11,909	11,381
Intangibles amortization	4,799	4,799	3,624	9,598	6,894
Other expenses	26,880	39,140	24,432	66,020	49,864
Total non-interest expense	186,700	200,529	155,119	387,229	306,437
Income Before Income Taxes	124,474	100,166	65,174	224,640	128,663
Federal and state income tax expense	26,612	18,022	12,393	44,634	21,314
Net Income	$97,862	82,144	52,781	180,006	107,349

Glacier Bancorp, Inc.
Non-GAAP Financial Measures and Reconciliations

(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Tangible Equity
Total stockholders’ equity	$4,313,022	4,248,499	4,213,821	3,532,264
Less: goodwill and intangible assets, net	(1,473,954)	(1,478,753)	(1,483,552)	(1,186,350)
Tangible stockholders' equity (non-GAAP)	$2,839,068	2,769,746	2,730,269	2,345,914

Tangible Assets
Total assets	$31,599,001	31,734,082	31,978,063	29,004,983
Less: goodwill and intangible assets, net	(1,473,954)	(1,478,753)	(1,483,552)	(1,186,350)
Tangible assets (non-GAAP)	$30,125,047	30,255,329	30,494,511	27,818,633

Tangible equity to tangible assets (non-GAAP)	9.42%	9.15%	8.95%	8.43%
Book value per share	$33.13	$32.65	$32.42	$29.80
Tangible book value per share (non-GAAP)	$21.81	$21.29	$21.01	$19.79

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Core Net Interest Margin
Net interest income (tax equivalent) [1]	$280,016	272,383	211,081	552,399	404,481
Purchase accounting	(3,832)	(5,140)	(2,103)	(8,973)	(5,463)
Non-accrual loan interest reversal (recovery)	825	(42)	191	784	204
Core net interest income (tax equivalent) (non-GAAP)	$277,009	267,201	209,169	544,210	399,222

Average earning assets	$28,793,343	29,078,665	26,401,636	28,935,216	26,117,798

Net interest margin (tax equivalent)	3.90%	3.80%	3.21%	3.85%	3.12%
Core net interest margin (tax equivalent) (non-GAAP)	3.86%	3.73%	3.18%	3.79%	3.08%
______________________________
1 Includes tax effect of $3.6 million, $3.7 million and $3.5 million on tax-exempt municipal loan and lease income, tax-exempt debt securities income and federal income tax credits for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively. Includes tax effect of $7.3 million and $6.9 million on on tax-exempt municipal loan and lease income, tax-exempt debt securities income and federal income tax credits for the six months ended June 30, 2026 and June 30, 2025, respectively.

Glacier Bancorp, Inc.
Non-GAAP Financial Measures and Reconciliations (continued)

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Operating Diluted Earnings Per Share
Net income	$97,862	82,144	52,781	180,006	107,349
Provision for credit losses - acquisition ACL expense	—	—	16,693	—	16,693
Operating adjustments - non-interest income
(Gain) loss on securities	—	—	—	—	—
BOLI proceeds	(63)	(776)	—	(839)	(1,113)
Total operating adjustments - non-interest income	(63)	(776)	—	(839)	(1,113)
Operating adjustments - non-interest expense
Acquisition-related compensation	2,462	2,775	544	5,237	795
Lease terminations	—	200	—	200	—
FDIC special assessment	—	(87)	—	(87)	(219)
(Gain) loss on fixed assets	(2,618)	445	(1,612)	(2,173)	(2,622)
Acquisition-related expense	1,590	8,907	3,231	10,497	3,818
Total operating adjustments - non-interest expense	1,434	12,240	2,163	13,674	1,772
Tax impact	(341)	(3,028)	(4,699)	(3,369)	(4,432)
Net operating adjustments	1,030	8,436	14,157	9,466	12,920
Operating net income (non-GAAP)	$98,892	90,580	66,938	189,472	120,269

Weighted average diluted common shares outstanding	130,346,888	130,242,765	116,918,290	130,283,236	115,244,550
Diluted EPS	$0.75	$0.63	$0.45	$1.38	$0.93
Operating diluted EPS (non-GAAP)	$0.76	$0.70	$0.57	$1.45	$1.04

Glacier Bancorp, Inc.
Non-GAAP Financial Measures and Reconciliations (continued)

	At or for the Three Months ended			At or for the Six Months ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Operating Efficiency Ratio
Non-interest expense	$186,700	$200,529	$155,119	$387,229	$306,437
OREO expense	(60)	(16)	(13)	(76)	(31)
Intangible amortization	(4,799)	(4,799)	(3,624)	(9,598)	(6,894)
Total expenses	181,841	195,714	151,482	377,555	299,512
Operating expense adjustments (pre-tax)	(1,434)	(12,240)	(2,163)	(13,674)	(1,772)
Total operating non-interest expense (non-GAAP)	180,407	183,474	149,319	363,881	297,740
Net interest income (tax equivalent)	280,016	272,383	211,081	552,399	404,481
Non-interest income	41,101	38,082	32,944	79,183	65,586
Gain (loss) on sale of securities	—	—	—	—	—
OREO income	(110)	(35)	—	(145)	—
Total revenues	321,007	310,430	244,025	631,437	470,067
Operating revenue adjustments (pre-tax)	(63)	(776)	—	(839)	(1,113)
Total revenues (non-GAAP)	$320,944	309,654	244,025	630,598	468,954

Efficiency ratio	56.65%	63.05%	62.08%	59.79%	63.72%
Efficiency ratio (non-GAAP)	56.21%	59.25%	61.19%	57.70%	63.49%

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	June 30, 2026			March 31, 2026
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,172,055	$30,104	5.54%	$2,360,462	$33,708	5.71%
Commercial loans [1]	17,562,322	267,705	6.11%	17,206,377	260,287	6.13%
Consumer and other loans	1,479,518	26,103	7.08%	1,425,664	24,887	7.08%
Total loans [2]	21,213,895	323,912	6.12%	20,992,503	318,882	6.16%
Tax-exempt debt securities [3]	1,624,487	14,246	3.51%	1,647,612	14,452	3.51%
Taxable debt securities [4,5]	5,954,961	30,650	2.06%	6,438,550	32,709	2.03%
Total earning assets	28,793,343	368,808	5.14%	29,078,665	366,043	5.11%
Goodwill and intangibles	1,476,292			1,481,187
Non-earning assets	1,201,401			1,203,188
Total assets	$31,471,036			$31,763,040
Liabilities
Non-interest bearing deposits	$7,298,710	$—	—%	$7,230,420	$—	—%
NOW and DDA accounts	6,206,979	16,103	1.04%	6,167,696	15,897	1.05%
Savings accounts	3,170,155	5,451	0.69%	3,163,850	5,500	0.71%
Money market deposit accounts	4,052,361	20,154	1.99%	3,963,618	19,078	1.95%
Certificate accounts	3,807,368	30,233	3.18%	3,896,903	31,742	3.30%
Total core deposits	24,535,573	71,941	1.18%	24,422,487	72,217	1.20%
Wholesale deposits [6]	3,337	31	3.77%	3,615	34	3.81%
Repurchase agreements	1,995,035	13,227	2.66%	2,074,082	13,619	2.66%
FHLB advances	55	—	3.87%	361,778	4,226	4.67%
Subordinated debentures and other borrowed funds	271,589	3,593	5.31%	267,450	3,564	5.40%
Total funding liabilities	26,805,589	88,792	1.33%	27,129,412	93,660	1.40%
Other liabilities	364,792			372,547
Total liabilities	27,170,381			27,501,959
Stockholders’ Equity
Stockholders’ equity	4,300,655			4,261,081
Total liabilities and stockholders’ equity	$31,471,036			$31,763,040
Net interest income (tax-equivalent)		$280,016			$272,383
Net interest spread (tax-equivalent)			3.81%			3.71%
Net interest margin (tax-equivalent)			3.90%			3.80%
______________________________
1 Includes tax effect of $1.6 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2026 and March 31, 2026, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.9 million and $2.0 million on tax-exempt debt securities income for the three months ended June 30, 2026 and March 31, 2026, respectively.
4     Includes interest income of $7.0 million and $8.1 million on average interest-bearing cash balances of $772.3 million and $894.0 million for the three months ended June 30, 2026 and March 31, 2026, respectively.
5 Includes tax effect of $68 thousand and $68 thousand on federal income tax credits for the three months ended June 30, 2026 and March 31, 2026, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	June 30, 2026			June 30, 2025
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,172,055	$30,104	5.54%	$1,940,514	$25,361	5.23%
Commercial loans [1]	17,562,322	267,705	6.11%	14,884,885	216,385	5.83%
Consumer and other loans	1,479,518	26,103	7.08%	1,336,030	23,790	7.14%
Total loans [2]	21,213,895	323,912	6.12%	18,161,429	265,536	5.86%
Tax-exempt debt securities [3]	1,624,487	14,246	3.51%	1,594,895	13,999	3.51%
Taxable debt securities [4,5]	5,954,961	30,650	2.06%	6,645,312	32,045	1.93%
Total earning assets	28,793,343	368,808	5.14%	26,401,636	311,580	4.73%
Goodwill and intangibles	1,476,292			1,153,466
Non-earning assets	1,201,401			918,007
Total assets	$31,471,036			$28,473,109
Liabilities
Non-interest bearing deposits	$7,298,710	$—	—%	$6,256,245	$—	—%
NOW and DDA accounts	6,206,979	16,103	1.04%	5,674,990	16,045	1.13%
Savings accounts	3,170,155	5,451	0.69%	2,904,389	5,402	0.75%
Money market deposit accounts	4,052,361	20,154	1.99%	3,000,487	15,389	2.06%
Certificate accounts	3,807,368	30,233	3.18%	3,211,418	28,667	3.58%
Total core deposits	24,535,573	71,941	1.18%	21,047,529	65,503	1.25%
Wholesale deposits [6]	3,337	31	3.77%	5,618	66	4.67%
Repurchase agreements	1,995,035	13,227	2.66%	1,898,841	14,109	2.98%
FHLB advances	55	—	3.87%	1,494,781	17,806	4.71%
Subordinated debentures and other borrowed funds	271,589	3,593	5.31%	231,902	3,015	5.21%
Total funding liabilities	26,805,589	88,792	1.33%	24,678,671	100,499	1.63%
Other liabilities	364,792			338,289
Total liabilities	27,170,381			25,016,960
Stockholders’ Equity
Stockholders’ equity	4,300,655			3,456,149
Total liabilities and stockholders’ equity	$31,471,036			$28,473,109
Net interest income (tax-equivalent)		$280,016			$211,081
Net interest spread (tax-equivalent)			3.81%			3.10%
Net interest margin (tax-equivalent)			3.90%			3.21%
______________________________
1 Includes tax effect of $1.6 million and $1.6 million on tax-exempt municipal loan and lease income for the three months ended June 30, 2026 and 2025, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.9 million and $1.7 million on tax-exempt debt securities income for the three months ended June 30, 2026 and 2025, respectively.
4     Includes interest income of $7.0 million and $4.8 million on average interest-bearing cash balances of $772.3 million and $433.7 million for the three months ended June 30, 2026 and 2025, respectively.
5 Includes tax effect of $68 thousand and $151 thousand on federal income tax credits for the three months ended June 30, 2026 and 2025, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Six Months ended
	June 30, 2026			June 30, 2025
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,265,738	$63,812	5.63%	$1,913,157	$49,636	5.19%
Commercial loans [1]	17,385,333	527,992	6.12%	14,490,240	415,306	5.78%
Consumer and other loans	1,452,740	50,990	7.08%	1,319,451	46,406	7.09%
Total loans [2]	21,103,811	642,794	6.14%	17,722,848	511,348	5.82%
Tax-exempt debt securities [3]	1,635,986	28,698	3.51%	1,599,845	27,935	3.49%
Taxable debt securities [4,5]	6,195,419	63,359	2.05%	6,795,105	65,643	1.93%
Total earning assets	28,935,216	734,851	5.12%	26,117,798	604,926	4.67%
Goodwill and intangibles	1,478,726			1,127,279
Non-earning assets	1,202,289			883,125
Total assets	$31,616,231			$28,128,202
Liabilities
Non-interest bearing deposits	$7,264,754	$—	—%	$6,123,604	$—	—%
NOW and DDA accounts	6,187,446	32,000	1.04%	5,600,895	31,110	1.12%
Savings accounts	3,167,020	10,951	0.70%	2,883,150	10,561	0.74%
Money market deposit accounts	4,008,235	39,232	1.97%	2,925,396	28,915	1.99%
Certificate accounts	3,851,888	61,975	3.24%	3,181,971	57,742	3.66%
Total core deposits	24,479,343	144,158	1.19%	20,715,016	128,328	1.25%
Wholesale deposits [6]	3,475	65	3.79%	4,615	106	4.62%
Repurchase agreements	2,034,340	26,846	2.66%	1,870,962	27,842	3.00%
FHLB advances	179,917	4,226	4.67%	1,618,702	38,525	4.73%
Subordinated debentures and other borrowed funds	269,531	7,157	5.35%	224,031	5,644	5.08%
Total funding liabilities	26,966,606	182,452	1.36%	24,433,326	200,445	1.65%
Other liabilities	368,648			332,558
Total liabilities	27,335,254			24,765,884
Stockholders’ Equity
Stockholders’ equity	4,280,977			3,362,318
Total liabilities and stockholders’ equity	$31,616,231			$28,128,202
Net interest income (tax-equivalent)		$552,399			$404,481
Net interest spread (tax-equivalent)			3.76%			3.02%
Net interest margin (tax-equivalent)			3.85%			3.12%
______________________________
1 Includes tax effect of $3.3 million and $3.1 million on tax-exempt municipal loan and lease income for the six months ended June 30, 2026 and 2025, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.9 million and $3.5 million on tax-exempt debt securities income for the six months ended June 30, 2026 and 2025, respectively.
4     Includes interest income of $15.1 million and $11.0 million on average interest-bearing cash balances of $832.8 million and $496.2 million for the Six Months ended June 30, 2026 and 2025, respectively.
5 Includes tax effect of $136 thousand and $301 thousand on federal income tax credits for the six months ended June 30, 2026 and 2025, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Custom and owner occupied construction	$240,093	$227,869	$263,713	$254,790	5%	(9)%	(6)%
Pre-sold and spec construction	261,642	268,831	255,542	208,106	(3)%	2%	26%
Total residential construction	501,735	496,700	519,255	462,896	1%	(3)%	8%
Land development	232,548	218,943	263,262	176,925	6%	(12)%	31%
Consumer land or lots	231,468	234,467	247,769	229,823	(1)%	(7)%	1%
Unimproved land	256,084	240,944	167,796	127,550	6%	53%	101%
Developed lots for operative builders	51,831	50,056	69,786	73,053	4%	(26)%	(29)%
Commercial lots	131,320	120,528	155,631	175,929	9%	(16)%	(25)%
Other construction	1,254,856	1,144,637	1,122,350	753,056	10%	12%	67%
Total land, lot, and other construction	2,158,107	2,009,575	2,026,594	1,536,336	7%	6%	40%
Owner occupied	3,928,083	3,908,697	3,950,726	3,529,536	—%	(1)%	11%
Non-owner occupied	5,195,855	5,125,101	4,859,173	4,283,986	1%	7%	21%
Total commercial real estate	9,123,938	9,033,798	8,809,899	7,813,522	1%	4%	17%
Commercial and industrial	1,687,362	1,630,625	1,649,101	1,545,498	3%	2%	9%
Agriculture	1,313,581	1,252,040	1,282,861	1,167,611	5%	2%	13%
First lien	2,996,965	3,051,563	3,098,023	2,590,433	(2)%	(3)%	16%
Junior lien	110,601	103,240	106,205	80,170	7%	4%	38%
Total 1-4 family	3,107,566	3,154,803	3,204,228	2,670,603	(1)%	(3)%	16%
Multifamily residential	1,075,562	1,068,813	1,019,484	975,785	1%	6%	10%
Home equity lines of credit	1,089,052	1,081,438	1,076,201	1,048,595	1%	1%	4%
Other consumer	222,289	227,762	237,393	197,744	(2)%	(6)%	12%
Total consumer	1,311,341	1,309,200	1,313,594	1,246,339	—%	—%	5%
States and political subdivisions	950,829	945,587	964,591	973,145	1%	(1)%	(2)%
Other	178,847	174,174	177,375	188,743	3%	1%	(5)%
Total loans receivable, including loans held for sale	21,408,868	21,075,315	20,966,982	18,580,478	2%	2%	15%
Less loans held for sale [1]	(45,145)	(41,652)	(39,186)	(47,738)	8%	15%	(5)%
Total loans receivable	$21,363,723	$21,033,663	$20,927,796	$18,532,740	2%	2%	15%
______________________________
1 Loans held for sale are primarily first lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2026	Jun 30, 2026
Custom and owner occupied construction	$397	404	183	235	397	—	—
Pre-sold and spec construction	—	889	919	2,806	—	—	—
Total residential construction	397	1,293	1,102	3,041	397	—	—
Land development	1,022	866	898	885	865	157	—
Consumer land or lots	248	17	79	460	15	233	—
Developed lots for operative builders	113	567	456	531	—	—	113
Commercial lots	—	—	556	47	—	—	—
Other construction	500	580	129	—	—	—	500
Total land, lot and other construction	1,883	2,030	2,118	1,923	880	390	613
Owner occupied	5,174	4,254	3,969	4,412	4,102	1,072	—
Non-owner occupied	24,176	18,423	7,606	1,206	21,115	3,061	—
Total commercial real estate	29,350	22,677	11,575	5,618	25,217	4,133	—
Commercial and Industrial	24,436	26,480	27,308	14,764	22,787	1,400	249
Agriculture	10,592	6,119	3,549	6,603	7,576	3,016	—
First lien	16,733	14,231	15,816	10,549	11,712	4,627	394
Junior lien	2,302	1,276	1,776	533	1,629	673	—
Total 1-4 family	19,035	15,507	17,592	11,082	13,341	5,300	394
Multifamily residential	—	409	395	398	—	—	—
Home equity lines of credit	4,932	3,746	3,968	4,016	3,561	1,160	211
Other consumer	1,071	1,151	1,229	921	682	315	74
Total consumer	6,003	4,897	5,197	4,937	4,243	1,475	285
Other	153	83	59	240	—	153	—
Total	$91,849	79,495	68,895	48,606	74,441	15,867	1,541

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025
Custom and owner occupied construction	$2,277	$—	$533	$385	n/m	327%	491%
Pre-sold and spec construction	4,498	2,284	1,189	—	97%	278%	n/m
Total residential construction	6,775	2,284	1,722	385	197%	293%	1,660%
Land development	2,290	416	3,994	170	450%	(43)%	1,247%
Consumer land or lots	1,968	1,041	1,162	1,210	89%	69%	63%
Unimproved land	18	454	—	75	(96)%	n/m	(76)%
Developed lots for operative builders	—	5,218	2,300	—	(100)%	(100)%	n/m
Commercial lots	180	—	965	—	n/m	(81)%	n/m
Other construction	—	—	4,787	7,840	n/m	(100)%	(100)%
Total land, lot and other construction	4,456	7,129	13,208	9,295	(37)%	(66)%	(52)%
Owner occupied	6,038	9,985	6,103	3,903	(40)%	(1)%	55%
Non-owner occupied	18,064	21,459	15,388	13,806	(16)%	17%	31%
Total commercial real estate	24,102	31,444	21,491	17,709	(23)%	12%	36%
Commercial and industrial	4,787	11,662	10,215	6,711	(59)%	(53)%	(29)%
Agriculture	6,537	4,424	2,390	8,243	48%	174%	(21)%
First lien	7,292	19,407	19,699	3,583	(62)%	(63)%	104%
Junior lien	1,279	2,576	20	—	(50)%	6,295%	n/m
Total 1-4 family	8,571	21,983	19,719	3,583	(61)%	(57)%	139%
Multifamily Residential	278	869	150	—	(68)%	85%	n/m
Home equity lines of credit	5,354	7,111	5,415	5,482	(25)%	(1)%	(2)%
Other consumer	1,990	1,755	1,866	1,615	13%	7%	23%
Total consumer	7,344	8,866	7,281	7,097	(17)%	1%	3%
Other	2,633	3,099	2,650	1,380	(15)%	(1)%	91%
Total	$65,483	$91,760	$78,826	$54,403	(29)%	(17)%	20%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2026
Pre-sold and spec construction	$—	—	—	50	—	—
Land development	—	—	(358)	(341)	—	—
Consumer land or lots	—	—	(5)	(3)	—	—
Developed lots for operative builders	—	—	(8)	—	—	—
Total land, lot and other construction	—	—	(371)	(344)	—	—
Owner occupied	256	—	(2)	(1)	349	93
Non-owner occupied	308	—	2,232	(8)	383	75
Total commercial real estate	564	—	2,230	(9)	732	168
Commercial and industrial	2,298	576	2,104	26	2,598	300
Agriculture	—	(2)	(112)	(109)	4	4
First lien	119	86	(182)	(79)	187	68
Junior lien	(22)	(19)	(38)	(137)	—	22
Total 1-4 family	97	67	(220)	(216)	187	90
Multifamily residential	409	—	—	—	409	—
Home equity lines of credit	78	82	43	(20)	116	38
Other consumer	504	173	1,600	656	708	204
Total consumer	582	255	1,643	636	824	242
Other	4,983	2,166	7,448	3,406	6,808	1,825
Total	$8,933	3,062	12,722	3,440	11,562	2,629

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